Exhibit 10.11
ADMINISTRATIVE SERVICES AGREEMENT
     AGREEMENT made as of September 30, 2005 by and between Global Logistics Acquisition Corporation, a Delaware corporation (hereinafter referred to as the “Corporation”), and Blue Line Advisors, Inc. (hereinafter referred to as the “Administrator”).
W I T N E S S E T H:
     WHEREAS, the Corporation is a newly formed special purpose acquisition company that intends to conduct an initial public offering (“IPO”) of its securities;
     WHEREAS, the Corporation desires to retain the Administrator to provide administrative services to the Corporation in the manner and on the terms hereinafter set forth; and
     WHEREAS, the Administrator is willing to provide administrative services to the Corporation on the terms and conditions hereafter set forth.
     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Corporation and the Administrator hereby agree as follows:
     1. Term. This Agreement shall commence on the Effective Date (the “Commencement Date”), and shall continue in effect until the earlier of the Business Combination Date and the Termination Date (the “Expiration Date”).
     2. Duties of Administrator. Beginning on the Commencement Date, and continuing up to and including the Expiration Date, the Administrator shall make available to the Company certain office space and administrative support services (as enumerated on the attached Schedule 2) as may be required by the Company from time to time, situated at 330 Madison Avenue, Sixth Floor, New York, NY 10017.
     3. Payment for Services. Beginning on the Commencement Date, and continuing up to and including the Expiration Date, the Company shall pay the Administrator the sum of $7,500 per month (the “Monthly Payment”).
     4. Timing of Payments. Monthly Payments shall be due on a monthly basis on the first day of each month beginning on the Commencement Date (each, a “Payment Date”); provided, that no Payment Dates shall occur subsequent to the Expiration Date.
     5. Binding Agreement. This Agreement shall be binding on each of the Company and the Administrator, and their respective successors and assigns.
     6. Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.
     7. Entire Agreement. This Agreement contains the entire agreement of the parties and supercedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.
     8. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them on Schedule 1 to this Agreement.
     9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.
     10. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GLOBAL LOGISTICS ACQUISITION CORPORATION

By:	/s/ Gregory E. Burns

Name: Gregory E. Burns
Title: Chief Executive Officer and President

BLUE LINE ADVISORS, INC.

By:	/s/ Gregory E. Burns

Name: Gregory E. Burns
Title: President

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Schedule 1
SUPPLEMENTAL COMMON DEFINITIONS
     Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.
     “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition or other similar type of combination, of one or more operating businesses in the transportation and logistics sector and related industries, having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the Company’s net assets at the time of such merger, capital stock exchange, asset acquisition or other similar type of combination.
     “Business Combination Date” shall mean the date upon which a Business Combination is consummated, as conclusively established by a majority of the Independent Directors of the Company immediately following a Business Combination.
     “Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.
     “Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).
     “Independent Directors” shall mean the Company’s directors that qualify as “independent” under NASD Rule 4200(a)(15), as amended.
     “Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.
     “Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.
     “IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.
     “Lock-Up Period” shall mean the period commencing on (inclusive of such date) the closing of the IPO and delivery of the IPO Shares in connection therewith and ending on the earlier of (i) the date that is six months immediately following the Business Combination Date, or (ii) the Termination Date.

     “Lock-Up Period Termination Date” shall mean the close of business on the last day of the Lock-Up Period.
     “Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.
     “Registration Statement” shall mean the registration statement filed by the Company on Form S-1 (No. 333-128591) with the SEC on September 26, 2005, and any amendment or supplement thereto, in connection with the Company’s IPO.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).
     “Transaction Failure” shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the eighteenth-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the twenty-four-month period immediately following the Effective Date.
     “Transaction Failure Date” shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.
     “Trust Fund” shall mean that certain trust account established with The Bank of New York and in which the Company deposited the “funds to be held in trust”, as described in the Prospectus.

Schedule 2
SCHEDULE OF ADMINISTRATIVE SERVICES
1.	Office space

2.	Conference room facilities

3.	Computers and Internet access

4.	Photocopying facilities

5.	Telephone and facsimile service

6.	Utilities (electric, water, etc.)

7.	Secretarial support

8.	Receptionist support

9.	Word processing support

10.	Filing and office management support

11.	Office supplies (paper, pens, notepads, etc.)